UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – March 18, 2015

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

15540 Biscayne Blvd, North Miami, Florida 33160
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                      Entry into a Material Definitive Agreement.

On March 18, 2015, Gilla Inc. (“Gilla” or the “Company”) entered into a letter of intent (the “LOI”) to acquire all of the issued and outstanding shares of a Florida based e-liquids manufacturer (the “Target”). The total purchase price would be $1,500,000 (the “Purchase Price”) payable to the vendors as (i) $600,000 in cash payable on closing, (ii) $600,000 in common stock of the Company issued on closing, and (iii) $300,000 in promissory notes issued to the vendors, due eighteen (18) months from the closing date, non-interest bearing and secured by common stock in the Company. The Purchase Price is subject to confirmatory due diligence of the Target’s overall business operations. The Company will maintain the existing management team and operational structure of the Target. The transaction is expected to close on or before May 15, 2015 or such other date as agreed between the parties.

Item 7.01                      Regulation FD Disclosure

On March 23, 2015, the Company issued a press release announcing the LOI as described in Item 1.01, above.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated March 23, 2015 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: March 23, 2015	By:	/s/ J. Graham Simmonds
	Name:	J. Graham Simmonds
	Title:	Chief Executive Officer